EXHIBIT 23(a)


                     CENTRAL TELEPHONE COMPANY
                  CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 33-50820) of Central Telephone Company and the related Prospectus of our report dated January 31, 1995, with respect to the consolidated financial statements and schedule of Central Telephone Company included in this Annual Report (Form 10-
K) for the year ended December 31, 1994.




                                               /s/ERNST & YOUNG LLP
                                                  ERNST & YOUNG LLP



Kansas City, Missouri
March 27, 1995

                                                      EXHIBIT 23(b)


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Form 10-K of our report dated February 3, 1993, covering the consolidated statements of income, retained earnings and cash flows and schedule of Central Telephone Company and Subsidiaries for the year ended December 31, 1992, incorporated by reference into Central Telephone Company's previously filed Registration Statement No. 33-50820.




                                          /s/ARTHUR ANDERSEN LLP
                                             ARTHUR ANDERSEN LLP



Chicago, Illinois
March 27, 1995